UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOBETIZE CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of incorporation or organization)

(IRS Employer Identification No.)

8105 Birch Bay Square Street, Suite 205,

98230

Blaine, Washington

(Address of principal executive offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange on which

to be so registered

each class is to be registered

NONE

NONE

If  this  form  relates  to  the  registration  of  a  class  of  securities  pursuant  to  Section  12(b)  of  the  Exchange

Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If  this  form  relates  to  the  registration  of  a  class  of  securities  pursuant  to  Section  12(g)  of  the  Exchange

Act and is effective pursuant to General Instruction A.(d), or (e) check the following box. [X]

If  this  form  relates  to  the  registration  of  a  class  of  securities  concurrently  with  a  Regulation  A  offering,

check the following box. [  ]

Securities  Act  registration  statement  or  Regulation  A  offering  statement  file  number  to  which  this  form relates: N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK PAR VALUE $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock to be registered by the Registrant is contained in the sections entitled

“Description of Securities” in the prospectus filed by the Registrant with the Securities and Exchange

Commission (“Commission”) on August 13, 2012, pursuant to Rule 424(b) under the Securities Act of

1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form

S-1, as amended (No. 333-181747), which was initially filed with the Commission on May 30, 2012, and was declared effective by the Commission on August 24, 2012. Such prospectus, in the form in which it is so filed, is incorporated herein by reference. The summary descriptions of the common stock do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Commission.

Exhibit

No.

Description

1

Articles  of  Incorporation  (incorporated  by  reference  to  the  Registrant’s  Form  S-1  filed  with the Commission on May 30, 2012).

2

Certificate  of  Amendment  to  the  Articles  of  Incorporation  (incorporated  by  reference  to  the

Form 8-K filed with the Commission on August 15, 2013).

3

Certificate  of  Designation  of  Series  A  Preferred  (incorporated  by  reference  to  the  Form  8-K filed with the Commission on February 11, 2016).

4

Certificate  of  Amended  Designation  of  Series  A  Preferred  (incorporated  by  reference  to  the

Form 8-K filed with the Commission on June 3, 2016).

5

Certificate  of  Designation  of  Series  B  Preferred  (incorporated  by  reference  to  the  Form  8-K filed with the Commission on June 3, 2016).

6

Certificate  of  Amended  Designation  of  Series  B  Preferred  (incorporated  by  reference  to  the

Form 8-K filed with the Commission on June 3, 2016).

7

Bylaws  (incorporated  by  reference  to  the  Registrant’s  Form  S-1  filed  with  the  Commission on May 30, 2012).

8

Amended  Bylaws  (incorporated  by reference  to  the  Form  8-K  filed  with  the  Commission  on

February 11, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has

duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mobetize Corp.

By:     /s/ Ajay Hans

Name: Ajay Hans

Title:  President and Chief Executive Officer

Date: September 2, 2016

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